UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 26, 2018

(Date of earliest event reported)

H.B. FULLER COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-09225

____________________

Minnesota	41-0268370
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard

P.O. Box 64683

St. Paul, MN 55164-0683

(Address of principal executive offices, including zip code)

(651) 236-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 2.05	Costs Associated With Exit Or Disposal Activities.

On February 26, 2018, H.B. Fuller Company (the “Company”) approved a restructuring plan (the “Plan”) consisting of consolidation plans, organizational changes and other actions related to the integration of the operations of Royal Adhesives with the operations of the Company. The Company acquired Royal Adhesives in October 2017.  In implementing the Plan, the Company currently expects to incur costs of approximately $20 million ($14 million after-tax), which includes (i) cash expenditures of approximately $12 million ($8 million after-tax) for severance and related employee costs globally and (ii) other costs of approximately $8 million ($6 million after-tax) related to the optimization of production facilities, streamlining of processes and accelerated depreciation of long-lived assets.  Approximately $14 million ($10 million after-tax) of the costs are expected to be cash costs. The Plan will be implemented beginning in the first quarter of fiscal year 2018 and is currently expected to be completed by the end of fiscal year 2020.

These costs do not include other integration-related cash costs of between approximately $15 million to $20 million ($10 million to $14 million after-tax). Accordingly, the Company will incur total costs of approximately $35 million to $40 million over the next three fiscal years in connection with the Royal Adhesives integration.  Total after-tax cash costs will between $20 million and $24 million during this period.

Item 7.01	Regulation FD Disclosure.

On March 2, 2018, the Company announced integration-related charges related to the Company’s Royal Adhesives acquisition.  A copy of the press release that discusses this matter is furnished as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated March 2, 2018, issued by H.B. Fuller Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan Vice President, General Counsel and Corporate Secretary

Date: March 2, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 2, 2018, issued by H.B. Fuller Company